UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 25, 2014, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) established base salaries for the 12-month period beginning March 2, 2014 for George Joseph, the Company’s Chairman of the Board, and Gabriel Tirador, the Company’s President and Chief Executive Officer. Pursuant to a standing resolution of the Board of Directors, which grants authority to Messrs. Joseph and Tirador to establish the compensation for executive officers of the Company other than the Chairman of the Board and President and Chief Executive Officer, Messrs. Joseph and Tirador established base salaries for the Company’s other named executive officers for the same period.
Pursuant to the authority granted it under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) and the Mercury General Corporation Annual Incentive Plan (the “AIP”) to establish periodic bonus programs based on specified performance objectives, on February 25, 2014, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) established criteria underlying bonuses to be awarded under the Senior Plan and the AIP for the 2014 performance period. Specifically, the Compensation Committee established performance objectives for the 2014 performance period related to the Company’s earned premium growth and combined ratio during 2014, excluding the impact of catastrophic losses, net of any reinsurance recoveries, and excluding the cost of any reinsurance purchased specifically to cover catastrophic losses. The Compensation Committee also established for each participant a target bonus amount under the Senior Plan and the AIP as a percentage of base earnings during 2014 if the applicable performance objectives are attained and with respect to each performance objective under the Senior Plan and the AIP a minimum threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount. The maximum bonus payable to each of Messrs. Joseph, Tirador, Lubitz and Stalick for 2014 will not exceed 1.875 times the target bonus. Christopher Graves, Vice President and Chief Investment Officer of the Company, is awarded an annual cash bonus determined in the discretion of the Chairman of the Company’s Board of Directors and Chief Financial Officer based on the financial performance of the Company’s investment portfolio under his management. After review of the Company’s investment portfolio during 2013, Mr. Graves received a bonus equal to $300,000.
On February 25, 2014, the Compensation Committee also granted performance-based restricted stock units to Messrs. Joseph, Tirador, Lubitz and Stalick. Each grant of performance-based restricted stock units was made under the Company’s 2005 Equity Incentive Plan and pursuant to award agreements specifying the terms and conditions of the grants, including the performance-based vesting conditions. The performance-based restricted stock units will not vest until the end of a three-year performance period through December 31, 2016, and then will vest up to 187.5% of the target number of performance-based restricted stock units granted to each named executive officer if, and to the extent that, the Company’s underwriting income and premium growth during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee.
The annual base salaries effective March 2, 2014, target bonus percentages and target and maximum restricted stock unit grants for the Company’s named executive officers, including its principal executive officer and principal financial officer, are set forth in the following table:

Name	Title	Annual Base Salary	Target BonusPercentage	Target RestrictedStock Units	Maximum RestrictedStock Units
George Joseph	Chairman of the Board	$960,000	120%	10,000	18,750
Gabriel Tirador	President and Chief Executive Officer	$890,000	120%	10,000	18,750
Theodore Stalick	Senior Vice President and Chief Financial Officer	$553,747	60%	6,000	11,250
Allan Lubitz	Senior Vice President and Chief Information Officer	$420,208	75%	6,000	11,250
Christopher Graves	Vice President and Chief Investment Officer	$408,900	–	–	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2014    MERCURY GENERAL CORPORATION

By:     /s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer